                              AMENDED AND RESTATED
               REAL ESTATE AND EQUIPMENT MASTER TRANSFER AGREEMENT


          This Amended and Restated Real Estate and Equipment Master Transfer Agreement ("AGREEMENT"), dated December 6, 1996 for reference purposes and effective as of January 1, 1996 (the "EFFECTIVE DATE"), is made among FHP, Inc., a California corporation, FHP of Utah, Inc., a Utah corporation, FHP of New Mexico, a New Mexico corporation (collectively, "FHP", or each an "FHP COMPANY"), and Talbert Medical Management Corporation, a Delaware corporation ("TMMC"), who hereby amend and restate the Real Estate and Equipment Master Transfer Agreement among the same parties dated as of January 1, 1996, with reference to the following facts:

          A. Each FHP Company is the owner or lessee of one or more medical and/or administrative facilities described below and the furniture, fixtures and equipment ("FF&E") located therein. The FF&E shall consist of the following categories of personal property only: (i) furniture, (ii) data processing equipment, (iii) medical equipment, (iv) minor equipment, (v) PBX equipment,
(vi) art and (vii) soft costs.

          B. Each medical and administrative facility that is owned by an FHP Company and intended to be the subject of this Agreement is described on attached Exhibit A (collectively, together with the FF&E therein, the "OWNED FACILITIES", and individually, together with the FF&E therein, an "OWNED FACILITY").

          C. Each medical and administrative facility that is leased by an FHP Company and intended to be the subject of this Agreement is described on attached Exhibit B (collectively, together with the FF&E therein, the "LEASED FACILITIES", and, individually, together with the FF&E therein, a "LEASED FACILITY").

          D. Each medical and administrative facility leased by FHP, Inc. pursuant to the Lease Agreement, dated August 2, 1990 between HMO Funding, Inc. and FHP, Inc., as amended (collectively, the "HMO FUNDING LEASE"), is listed on attached Exhibit C (collectively, together with the FF&E therein, the "HMO FUNDING FACILITIES", and, individually, together with the FF&E therein, an "HMO FUNDING FACILITY").

          E. Subject to the terms and conditions of this Agreement, FHP intends to transfer the Owned Facilities, the Leased Facilities, and the HMO Funding Facilities to TMMC, and TMMC intends to accept such transfers and assume the obligations arising therefrom.

          Therefore, in consideration of the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1. LEASE OF THE OWNED FACILITIES. TMMC shall lease each Owned Facility from the FHP Company listed on attached Exhibit A as owning each such Owned Facility, and each such FHP Company shall lease each Owned Facility to TMMC pursuant to a separate lease agreements, which shall be in substantially the form and contain substantially the terms and conditions of the Amended and Restated Lease Agreement attached as Exhibit D.

     2.   ASSIGNMENT AND ASSUMPTION OF LEASED FACILITIES AND LEASE OF FF&E.
Each FHP Company listed in attached Exhibit B as a lessee and/or sublessee of a Leased Facility hereby assigns its leasehold and subleasehold interests in each such lease and sublease to TMMC and concurrently therewith leases all FF&E in each such Leased Facility to TMMC, and TMMC hereby accepts each such assignment of leases and subleases and lease of FF&E on the terms and conditions of the Master Assignment of Leases attached as Exhibit E. The foregoing assignment and acceptance of such assignment shall survive the expiration of this Agreement. TMMC shall provide such reasonable cooperation and assistance as may be required by FHP or any successor in connection with its efforts to secure the agreement of any or all lessors or sublessors of the Leased Facilities that FHP and any such successor shall be forever released and discharged from any and all liabilities under each lease or sublease of a Leased Facility assigned by FHP to TMMC pursuant to this Section 2.

     3. SUBLEASE OF HMO FUNDING FACILITIES. TMMC shall sublease or sub-ground lease, as the case may be, each HMO Funding Facility, from FHP, Inc., and FHP, Inc. shall sublease or sub-ground lease each HMO Funding Facility to TMMC pursuant to separate sublease agreements, which shall be in substantially the form and contain substantially the terms and conditions of the Amended and Restated Sublease Agreement attached as Exhibit F.

     4. TERM. This Agreement shall commence on January 1, 1996 and expire on December 31, 2000.

     5.   MISCELLANEOUS.

          5.1 NOTICES AND ADDRESSES. The addresses for the parties for delivery of any notices shall be as follows:

          If to any FHP Company:

          FHP International Corporation
          3120 Lake Center Drive
          Santa Ana, CA  92704
          Attention:  Secretary

          If to TMMC:

          Talbert Medical Management Corporation
          3540 Howard Way
          Costa Mesa, CA  92626
          Attention:  President

          All notices and documents shall be delivered either by (i) messenger or courier service, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt.

          5.2 FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to each other all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.

          5.3 ATTORNEYS' FEES. In the event that any litigation is commenced concerning or arising out of this Agreement, the party or parties prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its/their reasonable costs and expenses, including without limitation reasonable attorneys' fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

          5.4 MODIFICATIONS. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

          5.5 ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and obligations hereunder are accordingly not assignable either in whole or in part.

          5.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

          5.7 EXHIBITS. All exhibits attached to this Agreement are incorporated herein by reference, it being agreed by FHP and TMMC that, except as hereinafter otherwise provided, mutually agreed upon revised versions of any or all of Exhibits A, B and C may be substituted for such exhibits from time to time to reflect the addition or deletion of Owned Facilities, Leased Facilities, HMO Funding Facilities or any of the FF&E associated with such facilities to or from said exhibits; provided that such revised exhibits shall only be effective after they have been mutually agreed upon and duly executed on behalf of each FHP Company and TMMC. Notwithstanding the foregoing, it is understood and agreed that neither mutual agreement or execution on behalf of TMMC shall be necessary to effectuate the deletion from Exhibit A of any facility which has been sold or otherwise transferred to a new owner or the deletion from Exhibit C of any facility which has been acquired from HMO Funding, Inc. by FHP or any successor.

          5.8 SUPERSEDING EFFECT. To the extent any of the Owned Facilities and/or the Leased Facilities were previously transferred to TMMC, this Agreement shall supersede such transfers, and any agreements or other documentation evidencing such prior transfers are hereby amended and restated in their entirety by this Agreement.

          5.9 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof.

                             FHP, Inc., a California corporation


                             By:   /s/ Kenneth S. Ord
                                   ---------------------------------------------
                                   Kenneth S. Ord, Senior Vice President and
                                   Chief Financial Officer

                             FHP of Utah, Inc., a Utah corporation


                             By:   /s/ Kenneth S. Ord
                                   ---------------------------------------------
                                   Kenneth S. Ord, Senior Vice President and
                                   Chief Financial Officer

                             FHP of New Mexico, Inc., a New Mexico corporation


                             By:   /s/ Kenneth S. Ord
                                   ---------------------------------------------
                                   Kenneth S. Ord, Senior Vice President and
                                   Chief Financial Officer


                             Talbert Medical Management Corporation, a Delaware corporation


                             By:   /s/ Jack Massimino
                                   ---------------------------------------------
                                   Jack Massimino, President

                            MASTER TRANSFER AGREEMENT
                                LIST OF EXHIBITS



Exhibit A      List of Owned Facilities

Exhibit B      List of Leased Facilities

Exhibit C      List of HMO Funding Facilities

Exhibit D      Amended and Restated Lease Agreement

Exhibit E      Amended and Restated Master Lease Assignment

Exhibit F      Amended and Restated Master Sublease Agreement

                      AMENDED AND RESTATED LEASE AGREEMENT


1.   BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Amended and Restated Lease Agreement ("LEASE"), dated December __, 1996 for reference purposes and made effective as of January 1, 1996 (the "Effective Date), is made by and between FHP __________________, a _______________ corporation, ("LESSOR") and Talbert Medical Management Corporation, a Delaware corporation ("LESSEE") (collectively the "PARTIES", or individually a "PARTY") to amend and restate that certain Master Lease Agreement dated as of the Effective Date between the Parties as to the Premises provided for in Paragraph 1.2 below.

     1.2 PREMISES: That certain building which is located at _______________________, ___________, __________, together with the FF&E situated therein and the land on which it is located (the "PREMISES"), said Premises having the projected net book value as of the Effective Date shown on
Exhibit I hereto.

     1.3  FF&E:  The furniture, fixtures and equipment located on the Premises
and consisting of the following categories of personal property only:   (a)
furniture, (b) data processing equipment, (c) medical equipment, (d) minor equipment, (e) PBX equipment, (f) art and (g) soft costs (the "FF&E"), said FF&E being more fully described by reference to its net book value on Exhibit II hereto and to the itemized schedule of FF&E attached as Exhibit III hereto.

     1.4 TERM: Five (5) years ("TERM") commencing on January 1, 1996 ("COMMENCEMENT DATE") and ending on December 31, 2000 ("EXPIRATION DATE").

     1.5 BASE RENT: A monthly amount equal to the sum of (A) 0.6667% (eight percent (8%) per annum) of the book value as of the Effective Date, set forth in Exhibit A hereto for the Premises as of the Commencement Date plus (B) an amount equal to the monthly depreciation expense for the Premises (using Lessor's depreciation schedules attached as Exhibit IV hereto in effect as of the Commencement Date) calculated as of the end of each calendar month of the Term (collectively, "BASE RENT"), payable in twelve (12) monthly installments, each of which shall be paid on the fifteenth (15th) day of each month immediately following the month for which the calculation was made, with final payment due on the fifteenth (15th) day of the month following the Expiration Date.

     1.6  PERMITTED USE:  Any lawful purposes.

2.   PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. The parties recognize that this Lease is what is generally considered to be a "triple net" lease whereby all risks and liabilities of ownership are assumed by the Lessee.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee on an "as is" basis without any representations or warranties, express or implied, to the full extent permitted under Applicable Law (as defined in Paragraph 4.3, below). All repairs and modifications to the Premises (whether structural or non-structural, capital or non-capital), including, without limitation, those required to conform the Premises or any parts thereof to the requirements of any Applicable Law now in effect or enacted in the future, shall be performed at the sole cost and expense of Lessee. Notwithstanding any factors judicially developed as a means of allocating the obligation to make alterations to leased premises to comply with present or future Applicable Law, it is the intention of the Parties that such obligations are those of Lessee and are accordingly reflected in rent payments and other consideration under this Lease.

3.   RENT.

     Lessee shall cause payment of Base Rent and other rent or charges to be received by Lessor (collectively "RENT") in lawful money of the United States, without offset, deduction or prior demand, on or before the day on which it is due under the terms of this Lease.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -1-

4.   USE.

     4.1 USE. Lessee shall use the Premises in accordance with all Applicable Law. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

     4.2  HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank,
(ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying any of the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.

          (b) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, and its agents, employees, and ground lessors, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control.

     4.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of all governmental authorities of competent jurisdiction and any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene,
(ii) environmental conditions on, in, under or about the Premises, including soil and ground water conditions, (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and (iv) compliance with the terms and conditions of the Americans with Disabilities Act. Whether or not reflecting a change in policy from any previously existing policy Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     4.4 INSPECTION; COMPLIANCE. Lessor shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Law and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -2-
same, unless a Default or Breach (as defined in Paragraph 11.1) of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse the Lessor for the costs and expenses of such inspections.

5.   MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     5.1 LESSEE'S OBLIGATIONS. Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and all parts thereof (including the FF&E) in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises, and whether or not any required repairs considered are capital or non-capital), including, without limiting the generality of the foregoing, landscaping and all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, and life-safety systems. Without limiting the generality of the foregoing provision, Lessee shall maintain the Premises in a manner and in a condition which is at least consistent with comparable buildings in the immediate area in which the Premises is located.

     5.2 LESSOR'S OBLIGATIONS. It is intended by the Parties that Lessor have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located thereon, or the FF&E therein, whether structural or non-structural, all of which obligations are intended to be those of the Lessee under Paragraph 5.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises and the FF&E. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs.

     5.3  EQUIPMENT AND TRADE FIXTURES; ALTERATIONS.

          (a) FF&E. This Lease of the Premises shall include all FF&E. Lessee shall use the FF&E for the purposes for which it is intended, and shall at Lessee's sole cost and expense maintain and repair the FF&E subject to ordinary wear and tear and general obsolescence. Lessor shall have no obligation to maintain or repair any of the FF&E or to replace any FF&E considered inefficient or obsolete.

          (b) ALTERATIONS. Lessee may make any interior alterations or modifications to the Premises (collectively, "ALTERATIONS") that are not Structural Alterations (as defined below) without Lessor's prior consent, provided (i) on the expiration or earlier termination of this Lease, Lessee shall, at Lessor's election and at Lessee's sole cost, restore all or any portion of the Premises to the condition existing prior to the installation or construction of the Alteration(s), (ii) no such Alteration shall affect the exterior or the structural integrity of the Premises (which shall include the foundation, bearing walls and structural roof), any telephone closets, stairwells, elevators, plumbing systems, sprinkler systems (connected to the building core), life safety systems, HVAC systems (including primary and secondary loops connected to the building core), and other mechanical or electrical systems (collectively, "STRUCTURAL ALTERATIONS"), (iii) for any Alterations where the estimated cost exceeds $50,000, Lessee shall provide Lessor with at least ten (10) business days prior written notice of the commencement of construction to permit Lessor the opportunity to post a notice of non-responsibility pursuant to Applicable Law, and (iv) Lessee shall (A) obtain, at Lessee's sole cost, all required governmental permits and licenses required for any proposed Alteration, (B) if required by Lessor, provide Lessor with copies of all such permits and licenses, and (C) comply with all conditions imposed on Lessee by such permits and/or licenses. Any Alterations by Lessee during the Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications, if any, therefor. Any request for a consent to any Structural Alteration may be withheld in Lessor's sole and absolute discretion.

          (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or material man's lien against the Premises or any interest therein. If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be released and removed of record within ten (10) days after Lessor's demand. Despite any other provision of this Lease, if the lien is not released and removed within


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -3-
ten (10) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of such lien, unless lessee has commenced legal action to contest, dispute, or defend the claims of the lienholder and the validity of such lien and continues to prosecute such action to a successful judgment releasing the lienholder's lien against Lessee or Lessor's interest in the Premises. All expenses (including reasonable attorney's fees) incurred by Lessor in connection with release of the lien shall be considered rent under this Lease and be immediately due and payable by Lessee. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.

     5.4  OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

          (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as provided herein, all Alterations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Alterations. Unless otherwise instructed per subparagraphs 5.3(b) and 5.4(b) hereof, all Alterations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b) REMOVAL. Lessor may require that any or all Alterations be removed by the expiration or earlier termination of this Lease. Lessor may require the removal or restoration at any time of all or any part of any Alterations made without the required consent of Lessor.

          (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease.

6.   INSURANCE; INDEMNITY.

     6.1 PAYMENT FOR INSURANCE. Lessee shall carry and pay for all insurance required under this Paragraph 6.

     6.2  LIABILITY INSURANCE.

          (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the Term a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis for the Premises providing single limit coverage in an amount not less than $5,000,000 per occurrence. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary and not contributory with any similar insurance that may be carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) CARRIED BY LESSOR. Lessor shall have no obligation to carry any insurance under this Lease.

     6.3 PROPERTY INSURANCE. Lessee shall obtain and keep in force during the term of this Lease a policy or policies, naming Lessor as additional insured, with loss payable to Lessee insuring the Premises for loss or damage caused by the usual all-risk perils. The amount of such insurance shall be equal to the full replacement cost of each of the Premises, as the same shall exist from time to time. In the event of a damage or destruction of the Premises, Lessor may elect that such insurance proceeds be paid to and disbursed through a third-party escrow or construction disbursement account selected by Lessor.

     6.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A- 14 as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -4-
invalidate the insurance policies referred to in this Paragraph 6. Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If Lessee shall fail to procure and maintain the insurance required to be carried by Lessee under this Paragraph 6, Lessor may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     6.5 WAIVER OF SUBROGATION. Without affecting any other rights or remedies and without imposing on Lessor an obligation to procure property insurance, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under this Paragraph 6. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     6.6 INDEMNITY. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, and contractors, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities (collectively, "CLAIMS") arising out of, involving, or dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease, and any active or passive negligence of Lessor whether any such Claims are caused in whole or in part by such active and/or passive negligence of Lessor. In case any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such Claim in order to be so indemnified.

     6.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause (including, without limitation, the active or passive negligence of Lessor), whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Lessor's active or passive negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

7.   DAMAGE OR DESTRUCTION.

     7.1 LESSEE'S OBLIGATIONS. If all or any part of the Premises are destroyed, whether or not by a loss that is caused by a risk required to be insured under this Lease, this Lease shall continue in full force and effect without interruption, reduction, or abatement of rent or other expenses hereunder. Upon occurrence of such damage or destruction, Lessee shall, at Lessee's sole cost and expense, forthwith repair or restore the Premises to the condition existing before the occurrence of such damage and destruction, and replace all FF&E destroyed or damaged thereby. In the event this Lease expires prior to the completion of such repair, Lessee shall, at Lessor's election, either (i) continue with full repair and restoration of the Premises, or (ii) deliver to Lessor an amount determined by Lessor's construction consultant to be necessary to complete such repair or restoration. Lessor shall have no obligation to Lessee whatsoever in the event of any damage or destruction to the Premises or any parts thereof.

     7.2 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -5-

8.   REAL PROPERTY TAXES.

     8.1 PAYMENT OBLIGATION. Lessee shall pay the Real Property Taxes, as defined in Paragraph 8.2, applicable to the Premises during the Term. All such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such Real Property Taxes have been paid. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     8.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     8.3 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon the Alterations and all FF&E located within the Premises.

9. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

10.  ASSIGNMENT AND SUBLETTING.

     10.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber or sublet (collectively, "ASSIGN" or "ASSIGNMENT") all or any part of Lessee's interest in this Lease or in any of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld subject to the terms and conditions set forth below, which the Parties agree are reasonable:

          a. Any assignment shall not: (i) be effective without the express written assumption by such assignee or sublessee (either, a "TRANSFEREE") of the obligations of Lessee under this Lease, or (ii) release Lessee of any of its direct and primary obligations hereunder to Lessor.

          b. Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          c. The consent of Lessor to any assignment shall not constitute a consent to any subsequent assignment by Lessee or to any subsequent or successive assignment by the assignee or sublessee. However, Lessor may consent to subsequent assignments or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          d. In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any one else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          e. Each request for consent to an assignment shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -6-

          f. Upon receiving Lessee's notice requesting consent to an assignment, together with all information required pursuant to Paragraph 10.1(e), above, then, without limiting the foregoing, Lessor may refuse to consent on any commercially reasonable grounds, and refusal to so consent shall be deemed reasonable if the proposed assignment or subletting does not meet the following conditions:

          i. The assignment or subletting shall be on the same terms and conditions set forth in Lessee's notice given to Lessor;

          ii. No assignment or subletting shall be valid, and no Transferee shall take possession of any of the Premises until an original of the duly executed counterpart of the assignment documentation has been delivered to Lessor;

          iii. No Transferee shall have been negotiating with Lessor in the last six (6) months for space in a building owned by Lessor;

          iv. The proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease and in accordance with all Applicable Laws;

          v. The Transferee has the financial capability to fulfill the obligations imposed by the assignment or subletting;

          vi. The Transferee has a reputation in the community for financial reliability and the bank or other financial references support in full the financial statements delivered to Lessor on behalf of the Transferee;

          vii. The Transferee demonstrates, in Lessor's business judgment, that it is able to perform the obligations on Transferee's part to be performed under this Lease;

          viii. The Transferee shall not have been involved in any civil, criminal or administrative litigation or proceedings which is unsatisfactory in the reasonable opinion of Lessor; and

          ix. The Transferee intends to use the Premises for the provision of medical services or as medical office space.

     10.2 ASSIGNMENT TO AN AFFILIATE. Notwithstanding the foregoing provisions of Paragraph 10.1, above, Lessee may assign this Lease to an Affiliate of Lessee without the prior consent of Lessor, provided Lessor receives notice of such intent to assign at least ten (10) days prior the effective date of the assignment. An "AFFILIATE" for purposes of this Paragraph 10.1(b) shall mean any entity which directly controls, is under common control with, or is directly or indirectly controlled by Lessee or FHP International Corporation, a Delaware corporation. Notwithstanding such permitted assignment, Lessee shall remain directly and primarily liable to Lessor for all obligations and liabilities of "Lessee" under this Lease.

     10.3 TALBERT MEDICAL GROUP. Notwithstanding the foregoing provisions of Paragraphs 10.1 and 10.2, above, Lessee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Lessee, to use all or any portion of the Premises at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include a subletting or an assignment of Lessee's interest under this Lease. However, TMG Use shall not require notice to Lessor or Lessor's consent. Lessee shall remain directly responsible to Lessor for any such TMG Use as if the TMG Use were directly by Lessee.

11.  DEFAULT; BREACH; REMEDIES.

     11.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraph 11.2:

          (a) NONPAYMENT OF RENT. Failure to pay any installment of Base Rent or other rent due and payable hereunder, upon the date when payment is due, such


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -7-
     failure continuing for a period of ten (10) business days after written notice of such failure, it being understood and agreed that Lessor shall not be required to comply with the foregoing grace period and notice provisions more often than twice in any twelve (12) month period; or

          (b) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease, other than Lessee's obligation to pay Base Rent, such failure continuing for thirty (30) calendar days after written notice of such failure or such longer period as is reasonably necessary to remedy such failure, provided that Lessee shall continuously and diligently pursue such remedy until such failure is cured.

     11.2 REMEDIES. In the event of a Default of this Lease by Lessee, within thirty (30) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor.
In the event of a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of all or any of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, and, for such purposes, Lessee acknowledges that the restrictions on assignment set forth in Paragraph 10, above, are reasonable limitations.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

     The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     Provided, however, in the event of a Breach occurring with respect to Premises located in the State of Utah, Lessee shall have the following remedies rather than the remedies set forth in the preceding provisions of this Paragraph 11.2:

          (X) Terminate Lessee's rights under this Lease by written notice, or reenter and take possession of the Premises by lawful means with or without terminating this Lease; and

          (Y) Lessee shall pay to Lessor the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Lessor in connection with such reletting, and all other costs and damages arising out of Lessee's default, including attorneys' fees and costs. Notwithstanding any termination or reentry, the liability of Lessee for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Lessee agrees to compensate Lessor on demand for any deficiency arising from reletting the Premises.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -8-

     11.3 BREACH BY LESSOR. In the event of any actual or alleged breach by Lessor of any obligation to be performed by Lessor under this Lease, Lessee shall have the sole remedy of damages or injunctive relief; under no circumstances shall Lessee have the right to terminate this Lease.

12. CONDEMNATION. If any of the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of any of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor may, to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair. In the alternative, Lessor shall have the right to assign all such severance damages to Lessee, in which case Lessee shall forthwith undertake the full repair or restoration of the Premises at Lessee's sole cost and expense.

13.  TENANCY STATEMENT.

     13.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party an estoppel certificate stating whether the Responding Party is aware of any default of the Requesting Party, the remaining Lease term, any unexercised options, the Base Rent payable, the extent of any Base Rent paid in advance, and such other information as may be reasonably requested by the Requesting Party.

     13.2 If Lessor desires to finance, refinance, or sell any of the Premises, any part thereof, or the building of which such Premises are a part, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee's most recent financial statements.

14. LESSOR'S LIABILITY. In the event of a transfer of Lessor's title or interest in any of the Premises or in this Lease, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.

15. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

17. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

18. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                       -9-

19. NOTICES. All notices required or permitted by this Lease shall be in writing and shall be delivered to Lessor or Lessee at the following addresses, or at such other address(es) as either party may, from time to time, by like notice designate:

               If to Lessor:       FHP, Inc.
                                   3120 Lake Center Drive
                                   Santa Ana, CA  92704
                                   Attention:  Secretary

               If to Lessee:       Talbert Medical Management Corporation
                                   3540 Howard Way
                                   Costa Mesa, CA  92626
                                   Attention:  President

All notices and documents shall be delivered either by (i) messenger or courier services, (ii) by nationally recognized overnight courier service (such as Federal Express), or (iii) by registered or certified U.S. Mail, postage prepaid, return receipt requested. Delivery shall be effective only upon actual receipt.

20. WAIVER. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

21.  RECORDING.  Neither this Lease nor a memorandum thereof shall be recorded.


22. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of any of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

23. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

24. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

25. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and, except as otherwise expressly provided herein, be governed by the laws of the State in which the Premises are located. Any litigation, arbitration or other method of dispute resolution between the Parties concerning this Lease shall be initiated and determined in the County of Orange, California.

26.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     26.1 SUBORDINATION. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon any of the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the entity holding any such Security Device (a "LENDER") shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any such Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     26.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 26.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -10-

     26.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Lessee's possession and this Lease will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     26.4 SELF-EXECUTING. The agreements contained in this Paragraph 26 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of any of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

27. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. .

28. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

29. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

The Parties hereto have executed this Lease as of the date first above written.

Lessor:                                 Lessee:

_________________________________       Talbert Medical Management Corporation

By: _____________________________       By: _____________________________
     Westcott W. Price III                        Jack D. Massimino

Its: ____________________________       Its:      President & CEO


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -11-

                                    EXHIBIT I


     The projected net book value as of January 1, 1996 and the net book value as of September 30, 1996 of the Premises located at _____________________, ______________, _______________ are $________________ and $________________,
respectively.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -12-

                                   EXHIBIT II


     The net book value as of September 30, 1996 of the FF&E situated within the Premises located at _____________________, ______________, _______________ is
$_______________________.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -13-

                                   EXHIBIT III


                                Schedule of FF&E


To be supplied.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -14-

                                   EXHIBIT IV


                              Depreciation Schedule


To be supplied.


                      EXHIBIT D TO MASTER TRANSFER AGREEMENT
                                      -15-

                           MASTER ASSIGNMENT OF LEASES


          All initially capitalized terms not otherwise defined in this Master Assignment of Leases ("ASSIGNMENT") shall have the same meaning as ascribed to them in the Real Estate and Equipment Master Transfer Agreement of even date to which this Master Assignment of Leases is attached and into which it is incorporated by reference (the "MASTER TRANSFER AGREEMENT"). This Assignment, dated for reference purposes and effective on Effective Date, is made Orange County, California between each FHP Company listed on attached Exhibit B to the Master Transfer Agreement (each, an "ASSIGNOR" or collectively, "ASSIGNORS"), and TALBERT MEDICAL MANAGEMENT CORPORATION, a Delaware corporation ("ASSIGNEE"), with reference to the following facts:

          A. Each Assignor is the lessee or sublessee of one or more Leased Facilities under those certain leases and subleases described more particularly on Exhibit B attached to the Master Transfer Agreement (collectively, the "LEASES").

          B.   Pursuant to the Master Transfer Agreement, Assignors desire to
(i) assign all of their respective right, title and interest as lessees and sublessee in the Leases to Assignee and, (ii) concurrently therewith, lease the FF&E in each such Leased Facility to Assignee.

          Therefore, based on the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. Each Assignor hereby respectively assigns to Assignee all of such Assignor's right, title and interest as lessee and/or sublessee in those Leases in which such Assignor has an interest as lessee or sublessee (including, without limitation, any and all options, right of first refusal, rights of first notice and any other preferential rights in favor of the lessee in the Leases to the full extent such rights assignable), and Assignee (i) accepts these assignments and assumes and agrees to perform, as direct obligations to each and every owner of the Leased Facilities, all the obligations of Assignors as lessees and/or sublessees under the Leases, which obligations arise after the Effective Date and (ii) to the extent leasehold improvements were installed at the expense of the FHP Company leasing such Leased Facility, agrees to pay to Assignor as additional monthly rent an amount equal to the sum of (A) 0.6667% (eight percent (8%) per annum) of the book value of the leasehold improvements in each Leased Facility as of the Effective Date plus (B) the monthly depreciation expense of such leasehold improvements in each Leased Facility calculated at the end of each calendar month using the FHP depreciation schedules in place as of the Effective Date.

          2. In addition, subject to the purchase obligations of Assignee as more particularly set forth in Section 4.2 of the Master Transfer Agreement and in consideration of the assignment and assumption of Leases in Section 1, above, each Assignor hereby leases to Assignee all FF&E in each Leased Facility, and Assignee hereby (i) leases all such FF&E from each such Assignor and (ii) agrees to pay to assignor as additional monthly rent an amount equal to the sum of (A) 0.6667% (eight percent (8%) per annum) of the book value of the FF&E in each Leased Facility as of the Effective Date plus (B) the monthly depreciation expense of the FF&E in each Leased Facility calculated at the end of each calendar month using the FHP depreciation schedules in place as of the Effective Date. Assignee shall use the FF&E for the purposes for which it is intended and shall, at Assignee's sole cost and expense, maintain the FF&E in good condition and repair, subject to ordinary wear and tear and general obsolescence. No Assignor shall have any obligation to maintain, repair or replace any of the FF&E.

          3. Assignee shall and does indemnify and hold harmless Assignors and each of them against all liability, damages, judgments, claims, actions or demands (collectively, "CLAIMS") against them or any of them arising out of or in any way connected with (i) the lessee's and/or sublessee's obligations under the Leases, which obligations arise after the Effective Date and (ii) the FF&E, whether based on occurrences before or after the Effective Date and whether made before or after the Effective Date.

          4. Assignors shall and do indemnify and hold harmless Assignee against all Claims against Assignee arising out of or in any way connected with the lessee's and/or sublessee's obligations under the Leases, which obligations arise before the Effective Date.

          5. Assignee shall have no right to further assign or sublet any of the Leased Facilities or the leaseholds or subleaseholds thereunder except to an Affiliate or Assignee. For purposes of this paragraph 5, an "AFFILIATE" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Assignee or FHP International Corporation, a Delaware corporation. Notwithstanding the foregoing provisions of this Section 5, assignee may

                      EXHIBIT E TO MASTER TRANSFER AGREEMENT
allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Assignee, to use all or any portion of the Leased Facilities at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include a subletting or an assignment of Assignee's interest under the Leases.
However, TMG Use shall not require notice to Assignor or Assignor's consent. Assignee shall remain directly responsible to Assignor for any such TMG Use as if the TMG Use were directly by Assignee.

     6. This Assignment is subject to all subleases of the Leases and the Leased Facilities, and the transfer of the leaseholds under this Assignment includes the benefits and obligations arising under such subleases.

          The parties hereto have executed this Assignment by their execution of the Master Transfer Agreement to which this Assignment is attached.

                      EXHIBIT E TO MASTER TRANSFER AGREEMENT

                                    EXHIBIT F

                     AMENDED AND RESTATED SUBLEASE AGREEMENT


          This Sublease Agreement ("Sublease"), dated December __, 1996 for reference purposes and effective as of January 1, 1996 (the "Effective Date"). is made in Orange County, California between ____________ ("SUBLESSOR") and Talbert Medical Management Corporation, a Delaware corporation ("SUBLESSEE"), who hereby amend and restate that certain Master Sublease Agreement dated as of the Effective Date between the same parties, with reference to the following facts:

          A. Sublessor is the lessee or sub-ground lessee of a facility owned by HMO Funding, Inc., which is located at ___________, ____________, ______
(hereinafter the "HMO FUNDING FACILITY"), pursuant to a lease between Sublessor and HMO Funding, Inc. (the "MASTER LEASE").

          B. Sublessor desires to (i) sublease the HMO Funding Facility to Sublessee and, (ii) concurrently therewith, sublease the FF&E (as hereinafter defined) in such facility to Sublessee.

          Therefore, based on the above facts and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. FF&E. As used in this Sublease, the term "FF&E" shall mean the furniture, fixtures and equipment located in the HMO Funding Facility and consisting of the following categories of personal property only: (a) furniture, (b) data processing equipment, (c) medical equipment, (d) minor equipment, (e) PBX equipment, (f) art and (g) soft costs, said FF&E being more fully described by reference to its net book value on Exhibit I hereto and to the itemized schedule of FF&E attached as Exhibit II hereto.

          2. SUBLEASE. As of the Effective Date, Sublessor hereby subleases to Sublessee the HMO Funding Facility and, concurrently therewith, subleases the FF&E to Sublessee on the terms and conditions hereinafter set forth. Sublessee shall use such FF&E for the purposes for which it is intended and shall, at Sublessee's sole cost and expense, maintain the FF&E in good condition and repair, subject to ordinary wear and tear and general obsolescence. Sublessee shall perform all obligations of Sublessor under the Master Lease with respect to such FF&E. As between Sublessor and Sublessee, Sublessor shall have no obligation to maintain, repair or replace any of the FF&E.

          3. SUBLEASE TERM. The term of this Sublease shall be one (1) day less than the "Initial Term" or the "Extended Term", as the case may be, of the Master Lease.

          4. USE. The HMO Funding Facility shall be used and occupied by Sublessee for the uses permitted under the Master Lease and for no other purpose.

          5. SUBRENTAL. Sublessee shall pay to Sublessor a monthly subrental equal to the sum of the following: (A) all monthly rental, operating expenses, fees, and other expenses due under the Master Lease for the HMO Funding Facility, (B) 0.6667% (eight percent (8%) per annum) of the projected book value of the FF&E and leasehold improvements in the HMO Funding Facility as of the Effective Date as set forth in Exhibit III hereto, plus (C) themonthly depreciation expense of the FF&E and leasehold improvements in the HMO Funding Facility, (collectively "Subrental"), payable in twelve (12) monthly installments, each of which shall be paid on the fifteenth (15th) day of each month, immediately following the month for which the calculation was made, with final payment due on the fifteenth (15th) of the month following expiration of the Sublease term. For purposes of preceding clause (C), net book value and depreciation shall be calculated at the end of each calendar month using Sublessor's depreciation schedules (attached as Exhibit IV hereto) in place as of the Effective Date.

                      EXHIBIT F TO MASTER TRANSFER AGREEMENT

          6.   INCORPORATION OF TERMS OF THE MASTER LEASE.

          6.1 This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublessor and Sublessee (as if they were Lessor and Lessee, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Sublessee acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

          6.2 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

          (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of HMO Funding, Inc., Sublessee shall be required to obtain the approval or consent of both Sublessor and HMO Funding, Inc.

          (b) In all provisions of the Master Lease requiring Sublessor to submit, exhibit to, supply or provide HMO Funding, Inc. with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both HMO Funding, Inc. and Sublessor. In any such instance, Sublessor shall first determine, in its sole discretion, if such evidence, certificate or other matter or thing shall be required and, to the extent provided, satisfactory.

          (c) Sublessor shall have no obligation to restore or rebuild any portion of the HMO Funding Facility after any destruction or taking by eminent domain, and all such obligations are hereby assumed by Sublessee during the Sublease term.

          7. SUBLESSEE'S OBLIGATIONS. Sublessee covenants and agrees that all obligations of Sublessor under the Master Lease shall be done or performed by Sublessee with respect to the HMO Funding Facility, and Sublessee's obligations shall run to Sublessor and HMO Funding, Inc. as Sublessor may determine in its sole discretion to be appropriate or be required by the respective interests of Sublessor and HMO Funding, Inc. Sublessee agrees to indemnify Sublessor, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublessor's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Sublessee. If Sublessee makes any payment to Sublessor pursuant to this indemnity, Sublessee shall be subrogated to the rights of Sublessor concerning said payment. Sublessee shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease. Any default by HMO Funding, Inc. under the Master Lease shall not constitute as between Sublessor and Sublessee a default by Sublessor or an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the rent provided for in this Sublease.

          8. DEFAULT BY SUBLESSEE. In the event Sublessee shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublessor shall have available to it against Sublessee all of the remedies available (a) to HMO Funding, Inc. under the Master Lease in the event of a similar default on the part of Sublessor thereunder or (b) at law.

                      EXHIBIT F TO MASTER TRANSFER AGREEMENT

          9. QUIET ENJOYMENT. So long as Sublessee pays all of the rent and other amounts due hereunder and performs all of Sublessee's other obligations hereunder, Sublessor shall do nothing to affect Sublessee's right to peaceably and quietly have, hold and enjoy the HMO Funding Facility.

          10. CONDITION OF PREMISES. Sublessee acknowledges that it is subleasing the HMO Funding Facility "as-is" and that Sublessor is not making any representation or warranty concerning the condition of the HMO Funding Facility and that Sublessor is not obligated to perform any work to prepare the HMO Funding Facility for Sublessee's occupancy.

          11. ASSIGNMENT AND SUBLETTING. Sublessee shall have no right to assign or further sublet the HMO Funding Facility or any portion thereof or any right or privilege appurtenant thereto except to an Affiliate of Sublessee. For purposes of this paragraph 11, an "AFFILIATE" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Sublessee or FHP International Corporation, a Delaware corporation. Notwithstanding the foregoing provisions of this paragraph 11, Sublessee may allow employees, agents, contractors, representatives, invitees, guests, visitors and customers of Talbert Medical Group, including any physicians or physician groups having a management agreement or management agreements with Sublessee, to use all or any portion of the HMO Funding Facility at any time and from time to time (collectively, the "TMG USE"). TMG Use shall not include subletting or an assignment of Sublessee's interest under this Sublease. However, TMG Use shall not require notice to Sublessor or Sublessor's consent. Sublessee shall remain directly responsible to Sublessor for any such TMG Use as if the TMG Use were directly by Sublessee.

          The parties hereto have executed this Sublease as of the date first above written.

Lessor:                            Lessee:


______________________________     Talbert Medical Management Corporation




By:___________________________          By:_______________________________
     Wescott W. Price III                    Jack D. Massimino


its:__________________________          Its: President & CEO


                     EXHIBIT F TO MASTER TRANSFER AGREEMENT